Exhibt 12.01

                           Entergy London Investments plc
                   Computation of Ratios of Earnin to Fixed Charges
                                     US GAAP basis
                       (Amounts in millions except ratio)

                                              For the year                  Six Months Ended
                                             ended March 31,         September 30,        September 30,
                                                  1997                   1997               1996 (a)
Fixed charges, as defined:
  Interest expense                          Pound        21         Pound      55          Pound     16
  Interest applicable to rentals                          -                     1                     1
                                            ---------------         --------------          ------------
Total fixed charges, as defined                          21                    56                    17

Earnings as defined:
  Net Income                                              8                   (96)                   52
  Add:
      Provision for income taxes:                         5                   (36)                   19
      Fixed charges as above                             21                    56                    17
                                            ---------------         --------------          ------------

Total earnings, as defined                  Pound        34         Pound     (76)          Pound     88
                                            ===============         ===============         =============

Ratio of earnings to fixed
   charges, as defined                                 1.62                    (b)                  5.18
                                            ===============         ===============         ============

(a)  Amounts are for Predecessor Company
(b)  Earnings for the six months ended September 30, 1997 were not adequate to cover fixed charges by Pound 132 million.


                          Entergy London Investments plc
         Pro Forma Computation of Ratios of Earnings to Fixed Charges
                                 US GAAP basis
                        (Amounts in millions except ratio)


                                                  For the year ended
                                                    March 31, 1997

Fixed charges, as defined:
  Interest expense                                Pound          111
  Interest applicable to rentals                                   2
                                                  ------------------
Total fixed charges, as defined                                  113

Earnings as defined:
  Net Income                                                      16
  Add:
      Provision for income taxes:                                  8
      Fixed charges as above                                     113
                                                  ------------------

Total earnings, as defined                        Pound          137
                                                  ==================
Ratio of earnings to fixed charges, as defined                  1.21
                                                  ==================



                         London Electricity plc
           Computation of Ratios of Earnings to Fixed Charges
                              UK GAAP basis
                    (Amounts in millions except ratio)

                                                              For the years ended March 31,

                                                  1993           1994           1995               1996
                                       --------------------------------------------------------------------
Fixed charges, as defined:
  Interest on long-term debt            Pound         9    Pound      16    Pound      12    Pound       12
  Interest on notes payable                           2                2                2                 5
  Interest applicable to rentals                      3                2                2                 3
                                        ---------------    -------------    -------------    --------------
Total fixed charges, as defined                      14               20               16                20

Earnings as defined:
  Net Income                                        108              142              150               187
  Add:
    Provision for income taxes                       38               45               23                89
    Fixed charges as above                           14               20               16                20
                                       ----------------    -------------    -------------    --------------

Total earnings, as defined              Pound       160    Pound     207    Pound     189    Pound      296
                                       ================    =============    =============    ==============
Ratio of earnings to fixed
    charges, as defined                            11.4             10.4             11.8              14.8
                                       ================    =============    =============    ==============



                                         London Electricity plc
                         Computation of Ratios of Earnings to Fixed Charges
                                             US GAAP basis
                                 (Amounts in millions except ratio)

                                                For the year      For the year      For the period
                                                ended March 31,   ended March 31,   April 1, 1996 to
                                                    1995              1996          January 31, 1997
                                                ---------------   ---------------   ----------------
Fixed charges, as defined:
  Interest expense                              Pound        14    Pound      17     Pound       26
  Interest applicable to rentals                              2                3                  2
                                                ---------------    -------------     --------------
Total fixed charges, as defined                              16               20                 28

Earnings as defined:
  Net Income                                                121              459                 62
  Add:
    Provision for income taxes                               57              110                 32
    Fixed charges as above                                   16               20                 28
                                                ---------------    -------------     --------------
Total earnings, as defined                      Pound       194    Pound     589     Pound      122
                                                ===============    =============     ==============
Ratio of earnings to fixed charges,
    as defined                                             12.1             30.0               4.3
                                                ===============    =============     ==============
